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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF CROSS TIMBERS OIL COMPANY


                                                           JURISDICTION OF
                                                            INCORPORATION
                                                           ---------------

          Cross Timbers Operating Company                      Texas
          Cross Timbers Energy Services, Inc.                  Texas
          Cross Timbers Trading Company                        Texas
          Ringwood Gathering Company                         Delaware
          Timberland Gathering & Processing Company, Inc.      Texas
          WTW Properties, Inc.                                 Texas